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                                                                      Exhibit 15

                   ACKNOWLEDGEMENT OF INDEPENDENT ACCOUNTANTS

Board of Governors
Medical Inter-Insurance Exchange

We are aware of the incorporation by reference in the Registration Statement (Form S-8, Reg. No. 33-85035) of the MIIX Group, Incorporated, pertaining to the 1998 Long Term Incentive Equity Plan of the MIIX Group, Incorporated, of our report dated August 13, 1999 relating to the unaudited consolidated interim financial statements of Medical Inter-Insurance Exchange and subsidiaries included in this Form 10-Q for the quarter ended June 30, 1999.

                                        ERNST & YOUNG LLP

New York, New York
August 13, 1999